                                                                  Exhibit 10.16

                             INTERCREDITOR AGREEMENT


                  THIS INTERCREDITOR AGREEMENT ("Agreement") dated as of November 17, 1999, is between LASALLE BANK NATIONAL ASSOCIATION (hereinafter referred to as "Bank"), having offices at 135 South LaSalle Street, Chicago, Illinois 60603, and ALLIANCE LAUNDRY SYSTEMS LLC, having offices at Shepard Street, PO Box 990, Ripon, Wisconsin 54971-0990 (hereinafter referred to as "Alliance"), with respect to certain financing arrangements with SPINCYCLE, INC., having its office at 15990 Greenway/Hayden Loop, Suite 400, Scottsdale, Arizona 85260 ("Borrower").

                                   BACKGROUND:

                  A. Pursuant to a certain Amended and Restated Loan and Security Agreement dated as of November 17, 1999 and certain instruments, documents and other agreements related thereto, defined therein or contemplated thereby (the foregoing, together with all amendments and modifications thereof now and from time to time hereafter entered into between Bank and Borrower are individually or collectively referred to as the "Bank Agreements"), Bank has or will from time to time hereafter, make loans and advances to Borrower secured by liens on the Collateral (hereinafter defined).

                  B. Borrower is obligated and indebted to Alliance in the amount of Three Million Dollars ($3,000,000) as evidenced by a Promissory Note ("Note") and secured by liens on the Collateral as set forth in a Loan and Security Agreement dated as of November 17, 1999, between Borrower and Alliance and certain instruments, documents and other agreements related thereto, defined therein or contemplated thereby (the foregoing, together with all amendments and modifications thereof now and from time to time hereafter entered into between Alliance and Borrower are individually or collectively referred to as the "Alliance Agreements").

                  C. Alliance and Bank have each (i) been granted liens on the Collateral, and (ii) filed or may hereafter file financing statements under the Uniform Commercial Code and other title documents or assignments.

                  D. Alliance and Bank desire to agree to the relative priority of their respective security interests in and liens on the Collateral and certain other rights, priorities and interests.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, it is hereby agreed as follows:

                                 I. DEFINITIONS

                  1.1 Accounts shall mean all of Borrower's presently existing and hereafter arising or acquired accounts, accounts receivable, book debts, instruments, documents, contracts, contract rights, choses in action, notes, drafts, acceptances, chattel paper, and other forms of obligations now or hereafter owned or held by or payable to Borrower relating in any way to
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Inventory or arising from the sale of Inventory or the rendering of services by
Borrower, together with all merchandise represented by any of the Accounts;
all such merchandise that may be reclaimed or repossessed or returned to Borrower; all of Borrower's rights as an unpaid vendor, including stoppage in transit, reclamation, replevin, and sequestration; all pledged assets and all letters of credit, guaranty claims, liens, and security interests held by or granted to Borrower to secure payment of any Accounts and which are delivered for or on behalf of any account debtor; all proceeds and products and any accessions to all of the foregoing described properties and interests in properties; and all proceeds of insurance with respect thereto, including the proceeds of any applicable casualty or credit insurance or fidelity bond, whether payable in cash or in kind; and the proceeds of all of the foregoing; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

                  1.2 Equipment shall mean all of Borrower's equipment, machinery, furniture, furnishings, fixtures, tools, supplies and motor vehicles and rolling stock, of every kind and description, now or at any time hereafter owned by and in the custody or possession, actual or constructive, of Borrower, wherever located, together with any and all parts, improvements, additions, replacements, accessions, and substitutions thereto or therefor, and all licenses and other rights of Borrower relating thereto, whether in the possession and control of Borrower, or in the possession and control of a third party for the account of Borrower and all claims under and proceeds of insurance thereon, and all maintenance and warranty records relating thereto.

                  1.3 General Intangibles shall mean all of Borrower's now owned or hereafter acquired general intangibles, causes of action, goodwill, franchises, sales literature, name plates, catalogs, dealer contracts, supplier contracts, distributor agreements, consulting agreements, engineering contracts, and such other assets which uniquely reflect the goodwill of the business of Borrower, rights to refunds or indemnification, deposit accounts, letters of credit, income tax refunds, claims for tax or other refunds against any city, county, state, or federal government, or any agency or authority or other subdivision thereof, contracts, personal property lease agreements, and corporate or other business records relating to any of the foregoing, other than any Intellectual Property.

                  1.4 Intellectual Property shall mean all of Borrower's now owned or hereafter acquired trademarks, trademark applications, trade styles, trade names, trade secrets, patents, patent applications, copyrights, copyright applications and registrations, designs, service marks, service mark applications, inventions, license rights, methods, processes, knowhow, drawings, specifications, descriptions and confidential information.

                  1.5 Inventory shall mean all of the inventory of Borrower of every kind and description, now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, wherever located, including, but not limited to, the following:

                           (a) all raw materials;

                           (b) all finished goods which constitute Inventory;
         and

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                           (c) all work in process consisting of goods and all
         other raw materials in the process of being converted into finished goods; together with all the containers, packing, packaging, shipping, and similar materials, and all rights of Borrower relating thereto, proceeds (including but not limited to all proceeds of insurance with respect thereto, including the proceeds of any applicable casualty insurance) and products thereof; and all ledgers, books of account, records, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

                  1.6 Leaseholds shall mean all of Borrower's rights, title and interest under any lease of real property where any Collateral is located.

                  1.7 Alliance Claim shall mean all obligations of Borrower to Alliance as set forth in the Alliance Agreements, up to the aggregate sum of $3,000,000, plus any interest thereon, any costs of collection or enforcement, including reasonable attorneys' and paralegals' fees and costs, and any prepayment penalties.

                  1.8 Bank Claim shall mean all obligations of Borrower to Bank as set forth in the Bank Agreements at any time and from time to time outstanding, including but not limited to, all sums loaned or advanced to or for the benefit of Borrower at any time, any interest thereon, any future advances, any costs of collection or enforcement, including reasonable attorneys' and paralegals' fees and costs, and any prepayment penalties.

                  1.9 Collateral shall mean all the property or interests in property described in paragraphs 1.1 through 1.6 hereof, and the proceeds and products thereof, and where applicable, the proceeds of insurance or escrow accounts covering any such property.

                  1.10 Enforcement shall mean, collectively or individually for one or both of Alliance or Bank, to commence repossession of any material amount of Collateral or commence the judicial enforcement of any of their rights and remedies under the Bank Agreements, the Alliance Agreements, any related agreements or applicable law.

                  1.11 Enforcement Period shall mean the period of time following the receipt by either Bank or Alliance of an "Enforcement Notice" (as hereinafter defined) from another Lender until either (i) the final payment or indefeasible satisfaction in full of either the Bank Claim or the Alliance Claim, or (ii) Bank and Alliance agree in writing to terminate the Enforcement Period.

                  1.12 Alliance Senior Collateral shall mean the Equipment listed and described on Exhibit A attached hereto, and the Leaseholds listed and described on Exhibit A attached hereto, any General Intangibles directly associated with such Leaseholds and Equipment and the rights to the use of any Intellectual Property to the extent necessary to the continued operation of business at such Leaseholds.

                  1.13 Enforcement Notice shall mean a written notice delivered, at a time when an "Event of Default" (as defined in the Bank Agreements or the Alliance Agreements, respectively) has occurred and is continuing, by either Bank or Alliance to the other announcing that an

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Enforcement Period has commenced, specifying the relevant Event of Default, stating the current balance of the Bank Claim or Alliance Claim and requesting the current balance of the other Lender's Claim.

                  1.14 Lender shall mean each of Bank or Alliance.

                  1.15 Lenders shall mean the collective reference to Bank and Alliance.

                          II. INTERCREDITOR AGREEMENT

                  2.1 Lien Priorities. Notwithstanding the date, manner or order of perfection of the security interests and liens granted Alliance or Bank, or the acquisition of purchase money or other security interests, or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, and notwithstanding any provisions of the Uniform Commercial Code, or any applicable law or decision or the Alliance Agreements or the Bank Agreements, or whether either Alliance or Bank holds possession of all or any part of the Collateral, the following, as between Alliance and Bank shall be the relative priority of the security interests and liens of Alliance and Bank in the Collateral:

                  (a) Bank shall have a first and prior security interest in the Collateral (exclusive of the Alliance Senior Collateral), all documents, instruments, books and records pertaining to the foregoing and all proceeds thereof, including insurance proceeds relating thereto, and products thereof (the "Bank Senior Collateral"), and a second and subordinate security interest in the Alliance Senior Collateral; and

                  (b) Alliance shall have a second and subordinate security interest in the Bank Senior Collateral and a first and senior security interest in the Alliance Senior Collateral, all documents, instruments, books and records pertaining thereto and all proceeds thereof, including insurance proceeds relating thereto, and products thereof.

                  2.2 Distribution of Proceeds of Collateral. At any time (whether or not an Enforcement Period exists), all proceeds of Collateral shall be distributed in accordance with the following procedure:

                  (a) Proceeds of the Bank Senior Collateral shall be first applied to the Bank Claim. After the Bank Claim is paid in full and the Bank Agreements are terminated and fully paid or otherwise satisfied, any remaining proceeds of the Bank Senior Collateral shall be applied to the Alliance Claim.

                  (b) Proceeds of the Alliance Senior Collateral shall be first applied to the Alliance Claim. After the Alliance Claim is paid in full and the Alliance Agreements are terminated and fully paid or otherwise satisfied, any remaining proceeds of the Alliance Senior Collateral shall be applied to the Bank Claim.

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Notwithstanding the foregoing, at any time prior to commencement of or after the termination of any ongoing Enforcement Period, Borrower may utilize working capital generated in the ordinary course of its business to pay obligations due Alliance under the Alliance Agreements, whether or not such working capital represents proceeds of the Bank Senior Collateral.

                  2.3 Enforcement Actions. Each Lender agrees not to commence Enforcement until an Enforcement Notice has been given to the other Lender. Subject to the foregoing and Section 2.2 above, Bank and Alliance agree that during an Enforcement Period:

                  (a) Alliance may, at its option, take any action to accelerate payment of the Alliance Claim and to foreclose or realize upon or enforce any of its rights with respect to the Alliance Senior Collateral, provided that Alliance shall reasonably cooperate with Bank in any such action in order to maximize any recovery on the Collateral and shall provide Bank notice of sale and any offer to purchase the Alliance Senior Collateral;

                  (b) Bank may, at its option, take any action to accelerate payment of the Bank Claim and to foreclose or realize upon or enforce any of its rights with respect to the Bank Senior Collateral; provided that Bank shall reasonably cooperate with Alliance in any such action in order to maximize any recovery on the Collateral and shall provide Alliance notice of sale and any offer to purchase the Bank Senior Collateral.

                  (c) The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary to effectuate the provisions and purposes of this Agreement. If requested, the parties shall execute filings to be recorded in accordance with Uniform Commercial Code provisions in the appropriate locations reflecting the provisions of this Agreement.

                  (d) If Alliance or Bank has any security interest in or lien on any of the Collateral as security for payment of any indebtedness of Borrower, or of any other party, other than indebtedness incurred pursuant to the Alliance Agreements or the Bank Agreements, then Alliance or Bank, as the case may be, may not apply the proceeds of any of the Collateral to satisfy such other indebtedness until the Alliance Claim and the Bank Claim are paid in full or otherwise satisfied.

                  2.4 Accountings. Alliance and Bank agree to render accountings to the other upon reasonable request, giving effect to the application of proceeds of Collateral as hereinbefore provided.

                  2.5 Notices of Defaults. Alliance and Bank agree to use their best efforts to give to the other copies of any notice of the occurrence or existence of an Event of Default or Potential Default sent to Borrower under the Bank Agreements or the Alliance Agreements, as applicable, simultaneously with the sending of such notice to Borrower, but the failure to do so shall not affect the validity of such notice or create a cause of action against the party failing to give such

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notice or create any claim or right on behalf of any third party. The sending of such notice shall not impose upon the recipient the obligation to cure such Event of Default or Potential Default.

                  2.6 Action Upon Repayment of Alliance or Bank. If either the Alliance Claim or the Bank Claim is paid in full, but not both, then the Lender whose claim is thus fully paid shall transfer any Collateral or excess proceeds therefrom held by it to the other Lender, unless otherwise required to remit the proceeds according to law, and shall assign its security interest and all of its rights under financing statements to the other Lender, unless otherwise agreed to in writing by the other Lender. Any such transfer or assignment shall be without recourse.

                  2.7 Insurance. Notwithstanding anything to the contrary herein, Borrower shall obtain satisfactory Lender's Loss Payable Endorsements naming both Alliance and Bank, as their interests may appear, with respect to policies which insure Collateral hereunder.

                  2.8 UCC Notices. In the event that Alliance or Bank shall be required by the Uniform Commercial Code or any other applicable law to give notice to the other of intended disposition of Collateral, such notice shall be given in accordance with paragraph 3.1 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

                  2.9 Agency for Perfection. Alliance and Bank each hereby appoint each other as agent for purposes of perfecting their respective security interests and liens on the Collateral. To the extent that Bank or Alliance obtain possession of any Collateral, they shall notify each other of such fact.

                  2.10 Successor Entity. Alliance warrants and represents that it is the successor to Raytheon Commercial Laundry LLC and the priorities established hereby are binding upon Raytheon Commercial Laundry LLC.

                               III. MISCELLANEOUS

                  3.1 Notices. All notices hereunder shall be effective upon receipt, and shall be in writing and sent by either certified mail, return receipt requested, receipted overnight delivery or facsimile, to the addresses as set forth above, but to the attention of the following: (a) Alliance, attention: Bruce Rounds, Facsimile No. 920/748-1629, or (b) Bank, attention:
John Thurston, Facsimile No. 312/904-6225, or to such other address or person as any of the parties hereto may designate in writing to the other parties. Notice shall be deemed received on the earlier of the date of actual receipt or three
(3) Business Days (as defined in the Bank Agreement) after the deposit thereof with the United States Post Office or the date telecommunicated if telecopied.

                  3.2 Contesting Liens or Security Interests. Neither Alliance nor Bank shall contest the validity, perfection, priority or enforceability of any lien or security interest granted to the other Lender and each of the Lenders agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interest. Each Lender shall also use its best efforts to notify the other Lender of any change in the location of any of the Collateral or the business operations of the Borrower or of any change in law which would make it necessary or advisable for the other Lender to file additional financing statements in another

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location as against the Borrower, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party and Alliance shall not be required to notify Bank of its shipment of new Equipment to new locations of Borrower.

                  3.3 No Additional Rights for Borrower Hereunder. If any Lender shall enforce its rights or remedies in violation of the terms of this Agreement, Borrower agrees that it shall not use such violation as a defense to the Enforcement by such Lender under the Alliance Agreements and/or the Bank Agreements nor assert such violation as a counterclaim or basis for set-off or recoupment against any Lender. Notwithstanding anything to the contrary contained in the Bank Agreements and the Alliance Agreements, the execution and delivery of the Bank Agreements and the Alliance Agreements shall not be deemed an Event of Default under either the Bank Agreements or the Alliance Agreements.

                  3.4 Independent Credit Investigations. Neither of the Lenders nor any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm or corporation, for Borrower's solvency, financial condition or ability to repay the Alliance Claim or the Bank Claim, or for statements of Borrower, oral or written, or for the validity, sufficiency or enforceability of the Alliance Claim or the Bank Claim, the Alliance Agreements, the Bank Agreements, or any liens or security interests granted by Borrower to the Lender in connection therewith. Each Lender has entered into its respective financing agreements with Borrower based upon its own independent investigation, and makes no warranty or representation to the other Lender nor does it rely upon any representation of the other Lender with respect to matters identified or referred to in this paragraph.

                  3.5 Amendments to Financing Arrangements or to this Agreement. Alliance and Bank shall use their best efforts to notify each other of any amendment or modification in the Alliance Agreements or the Bank Agreements, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. Alliance and Bank shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral hereunder. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each Lender to be binding and enforceable.

                  3.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (including, without limitation, Borrower).

                  3.7 Governing Law. This Agreement shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of Illinois.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            LASALLE BANK NATIONAL ASSOCIATION



                                            By:    /s/ John Thurston
                                                   -----------------------------
                                            Title: Vice President


                                            ALLIANCE LAUNDRY SYSTEMS LLC



                                            By:    /s/ Bruce P. Rounds
                                               --------------------------------
                                            Title: Vice President and
                                                   Chief Financial Officer


                  The undersigned acknowledges and agrees to the foregoing terms and provisions. By executing this Agreement, the undersigned agrees to be bound by the provisions hereof as they relate to the relative rights of Bank and Alliance as between such Lenders; provided, however, that nothing in this Agreement shall amend, modify, change or supersede the respective terms of the Bank Agreements or the Alliance Agreements (or any other document to which the undersigned may be a party) as between either such Lender and the undersigned, and in the event of any conflict or inconsistency between the terms of this Agreement and the Bank Agreements or the Alliance Agreements (or any such other documents as the case may be), as between the undersigned and the applicable Lender, the terms of the Bank Agreements and the Alliance Agreements (and such other documents) shall govern. The undersigned further agrees that the terms of this Agreement shall not give the undersigned any substantive rights vis-a-vis either Bank or Alliance.

                                            SPINCYCLE, INC.



                                            By:    /s/ Tim Yost
                                                   -----------------------------
                                            Title: Vice President
                                                   -----------------------------


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                                    EXHIBIT A


All of Borrower's Equipment located at and Leaseholds in the following business locations of Borrower:

Store No.         Address
---------         -------
230               Broad Street and Glenwood Avenue, Philadelphia, PA
239               57th and Vine Streets, Philadelphia, PA
115               1491 University Avenue, St. Paul, MN
114               1010 W. Lake Street, Minneapolis, MN
501               4020 West 12th Avenue & West 41st Street, Hialeah, FL
504               54th and 27th Avenue, Miami, FL
521               North Decatur Shopping Center, Decatur, GA
505               1760 NE 163rd Street, North Miami, FL
506               1080 E. Commercial and Dixie, Ft. Lauderdale, FL
507               3051 NW 7th Street, Miami, FL
511               1313 Coral Way, Miami, FL
512               5441 Memorial, Stone Mountain, GA
523               3537 Memorial Drive, Decatur, GA
525               5590 W. Oakland Park Blvd., Lauderhill, FL
324               510 W. 35th Street, Austin, TX